Exhibit 99.1

ROCKWOOD SPECIALTIES GROUP, INC.

November 17, 2004

11:00 a.m. EST

Moderator                                                                                       Ladies and gentlemen, thank you for standing by, and welcome to the Third Quarter Results conference call.  At this time, all lines are in a listen-only mode.  Later, there will be an opportunity for questions; instructions will be given at that time.  As a reminder, this conference is being recorded.  I would now like to turn the conference over to Chairman and CEO of Rockwood Specialties Group, Seifi Ghasemi.  Please go ahead, sir.

S. Ghasemi                             Thank you, and good morning, everyone.  Thank you for dialing in to our conference call, and we do appreciate your interest in our company, Rockwood.  Our presentation has been posted on our Web site, and I hope you all have access to it.

If you kindly go to page six, you will see our actual results for the third quarter and year-to-date.  You will, I’m sure, immediately notice that there is a material change between third quarter of this year versus last year.  This is principally the result of including the numbers for the major acquisition that we made and closed as of beginning of August, so it has two months’ results of Dynamit Nobel.

Therefore, to give you a better presentation and explain our underlying performance, we have provided you these pro forma results for the third quarter and year-to-date.  Therefore, I really do not intend to go through pages six to ten - they are just our actual results, as we are required to file legally - but I would like to start on page 12.  There, we have we have delineated our pro forma results.  Then we can explain to you the underlying change from year-to-year.

On a pro forma basis, Rockwood had a very solid third quarter, both in sales and EBITDA.  Sales were up for the total company, including all of the acquisitions, 15.3%, and our EBITDA was up 17.3%.  You’ll notice from the chart that you have, that Rockwood’s historical businesses continued to perform in the third quarter in line with the first half.  Sales are up 26% and EBITDA is up 33% for a year-to-date.  This is kind of in line with what we had told you before.  Our third quarter, specifically for our historical businesses, was again, as I said, solid performance in line with the results.  I will go through the details of these businesses, bond-by-bond, and give you a better picture for each business.

The acquired businesses that we had for the third quarter, sales was up

9.3% versus last year and EBITDA was up 13%, and year-to-date sales was up 10% and EBITDA of 5%.  So, overall, for all of Rockwood, as I said, the year-to-date 15.5% up in sales and in EBITDA.  We have provided you the numbers that, in case you adjust the numbers for currency, which mainly applies to our acquired businesses, our total results, we would have been up in sales 9.3% in the quarter and 8.6% year-to-date, and our EBITDA would have been up 11.4% in the quarter and 8.8% year-to-date.  The performance of the acquired businesses are in line with what we had expected.

Before I get into the details of each business, I may go on page 13 just to highlight some of what we have done since we talked to you on our last conference call, is that we have successfully completed the coding of the acquisition of four businesses of Dynamit Nobel.  The combination of these businesses with Rockwood Specialties Group is ahead of the plan.  We are very pleased with how everything is proceeding.  As we had indicated to you, we have closed down the headquarters of Dynamit Nobel.  There is a significant savings that will be realized in 2004 and 2005.  The coordination of management reporting is on track.  We have had detailed business reviews with people.  In general, we are very pleased with the acquisition and with the management team that we have acquired, a group of very professional, first-rate people, whom I’m sure will create value for our shareholders.

We have also completed the closing of the acquisition of the pigments and dispersions businesses of Johnson Matthey in early September, and that is fully integrated with our iron oxide pigment businesses.  In addition to that, we have announced our intention to put together our custom synthesis business with Groupe Novasep from France to create a stronger custom synthesis business within Rockwood.  We expect to close on that acquisition by the end of December.

In addition to that, in the last three weeks, we then repaid the senior subordinated loan facility and we offered $675 million of ten-year bonds, which was 375 million in euros, at an interest rate of 7.625% and $200 million at an interest of 7.5%.  We are very pleased with the result of that.  In addition to that, obviously, we are developing the company on a day-to-day basis.

Now, as we go on page 15, I would like to give you a better picture and a more detailed picture of the performance of the seven business sectors that we are going to be reporting to you.  We have decided to actually break up the company in more detail to seven sectors, and report the results so that you have more clarity into our actual performance.

If I may start with our performance additives business, this business in the third quarter again has significant growth versus last year, 32%, and our EBITDA was up 22% in the quarter.  This was driven, as we have mentioned to you before, by good performance in our iron oxide pigment business, and the so-called coloring concrete products that we have.  In addition, specifically with our new product ACQ, which we introduced in our timber business for treating pressure-treated wood, and the combination of those two have helped the growth of this business.

Our compound business, we had always mentioned to you that this business is a cyclical business driven by telecommunications.  We have seen a slight improvement in telecommunication this year, and since our costs are under very good control in that business, any additional sales translates to very good numbers in our bottom line.  So our sales are up 14.8% and our EBITDA is up 17.7%.

Electronics, another cyclical business that we have, did suffer from the underperformance of this sector in 2002 and 2003.  In 2004, there has been a strengthening of the electronic business, at least up to now, and we have benefited from that.  Sales are up 24.5%, and EBITDA is up 26.7%.  I would like to mention that we are seeing a little bit of a slowdown in electronics in the fourth quarter.

Our specialty chemical business, which consists of our lithium business and service treatment business, again had a good year, solid performance in terms of sale and EBITDA.  Pigment business, principally our specialized … business, they again had a solid performance and a very good growth in EBITDA, good performance in terms of their cost control.  And then, our ceramic business had seen the greatest amount of sales growth.  We had mentioned to you that this is a business which is driven by our medical applications, especially the ceramic-to-ceramic hip joints, and we are very pleased with the increasing sales that they are reporting.

The only sector that is not performing as good as last year is our custom synthesis business.  Their sales have gone down due to the loss of a business there in one of our plants, on  … basically, and we expect that end of performance to continue as we go forward.

So, overall, in actual dollars, sale are up 15%, EBITDA is up 17%, and in currency adjusted comps in dollars, sales would be up 9.3% and EBITDA will be up 11.4%.

At page 16 is basically the results year-to-date.  I don’t really have any additional comment in terms of what I have already given you with respect to each one of these sectors, and obviously, at the end of our presentation, we’ll be delighted to answer any questions that you might have.  Overall, we are please with the performance in the first nine months.

At this point, I would like to turn it over to Mr. Bob Zatta, our Chief Financial Officer, to take you through the reconciliation of net income and adjusted EBITDA and of credit statistics.  Bob?

B. Zatta                                                                                                      Okay.  Thank you, Seifi, and good morning everyone.  I’m on page 17.  The charts on page 17 and on page 18 provide a standard bridge between pro forma net income and adjusted EBITDA.  Aside from the normal items that would be included here, such as income tax provision, interest expense and depreciation and amortization, there are a couple of other major adjustments, which I would note.

The first is the inventory write-up of $49 million, and this is the inventory write-up reversal and it’s related to the step up of inventory to fair market value related to the DN acquisition.  This is a standard accounting procedure that we must go through and we show this as part of the adjustment.  The other item that I would put in here is the foreign exchange loss of $40.9 million.  Again, this is the standard loss we calculate on the mark-to-market on our debt, which occurs as a result of the stronger euro.  In the ’03 presentation, again, since we are assuming this on a pro forma basis, we’ve made a couple of the same adjustments.  In addition, you see the deferred debt issuance costs write-off of $36.9 million, and this is related to the refinancing that we have done last year.

Turning to page 18, very similar presentation, essentially the same adjustments as we had shown on page 17.  Again, at the bottom, you can see the amount associated with the deferred financing cost write-off.

If you would turn to page 19, we presented our net debt schedule.  On the left side is the historic Rockwood businesses.  This was pre the acquisition of DN.  We provided that really for perspective.  Going forward, we would exclude that as the company is now obviously on a combined basis.  On the right side, you can see our latest 12 months at the end of September.  The only adjustments that we’ve made here is that we have in fact excluded the debt with $52 million associated with the Johnson Matthey Pigments and Dispersions acquisition, which is noted at the footnote, and this is because we haven’t included in the EBITDA any of the pro forma EBITDA associated with that.  Basically, what you can see is, on a leverage basis, that that net debt would be 5.29 times.  To the right of that, we provided a pro forma calculation which adjusts the net debt for the refinancing we completed just recently here in November.

One other change I would note here is the fact that we’ve tried to put the cash on a pro forma basis.  Essentially, we do have a lot of cash at the end of September.  We have a number of payments related to the DN acquisition, related to our refinancing, we have interest payment.  So what we’re trying to get to here is more of an operating cash number.  So you can see on that basis that our net debt leverage ratio is 5.49 times.  I know in footnote C that we have not included in the adjusted EBITDA the synergy, the $12 million that Seifi talked about associated with the … closure, if you include that, the leverage ratio actually goes from 5.49 to 5.36 times.

On page 20, again, is another standard reconciliation, which we’re obligated to include, and it shows the 12 months ended for the three periods: December ’03, June ’04 and September ’04.  Again, it’s all of the same adjustments that we have previously would have talked about.  There’s really nothing else in here beyond what we’ve already covered in previous discussions.

The only point I would make is that on the goodwill impairment charge, you can see the $35 million.  This was something, which we had done a year ago and it pertains to electronics business, as that business had suffered during the downturn in electronics industry.  We were obligated to go through an impairment calculation, which has been fully reflected in our financial statements for the last two years now.

Seifi, with that, I will turn it back to you.

S. Ghasemi                             Thank you very much, Bob.  I appreciate that.  Just in summary, I’d just like to say that our underlying performance is very much in line with our expectations.  Things are going very well with all of the acquisitions that we have made.  At this point, we look forward to talking to you in three months, but in the meantime, we are very happy to answer any questions that anybody might have at this point.

Moderator                                                                                       Thank you.  Our first question comes from Philip Birbara with Goldman Sachs.  Please go ahead.

P. Birbara                               You mentioned that you’re seeing a slowdown in your electronics segment in the fourth quarter.  Is that broad based across your three segments within electronics or is that particular to one segment of the electronics area?  Can you just give us a little more detail on that?

S. Ghasemi                             Sure, Philip.  The slowdown that we are seeing is across all of the segments.  We just see the electronics picked up … at the first quarter and second quarter.  It continued in the third quarter, but then we are seeing a slowdown in orders across all of our business segments.  We think that it is the result of the slowdown in the electronic industry.

P. Birbara                               In terms of percentage change, say, from the third quarter, how meaningful would it be if you just look kind of sequentially, roughly?

S. Ghasemi                             I’m not supposed to make too much … future.

P. Birbara                               All right.  Also, in your 10-Q, you had mentioned that there was a more of an unfavorable mix issue within the lithium segments.  Could you comment on that?

S. Ghasemi                             I haven’t heard your question properly, so Bob was just explaining that to me.  We had mentioned that we had an unfavorable situation because of the mix in our lithium business.  Yes, it is a question of which one of our products we are selling in terms of profitability.  For competitive reasons, I don’t want to go too much into the details, but it’s basically the combination of how much … lithium we are selling versus lithium carbonate or lithium chloride.  Some of those products have a higher margin and we had seen a little bit of a slowdown in the … lithium sales.  It’s related to that.

P. Birbara                               Do think that that is going to reverse back in the near term or do you think this is like more of a steady state issue right now?

S. Ghasemi                             We think it will be probably an issue in the fourth quarter, but after that, it should reverse back to normal.

P. Birbara                               Finally, just on your custom synthesis business, are you seeing any pick up in any demand there, particularly now that you’re starting to consolidate the industry here a little bit?  What’s you take on the near-term outlook on that business?  Any change from your thoughts a couple of weeks ago?

S. Ghasemi                             We are not seeing any significant pick up in demand because the demand for products we make, that is very much related to the kind of drugs that the drug companies are selling, but we are hoping that with the acquisition and integration of Novasep, that we hope that will happen during the first and second quarter of next year, that we would be able to consolidate our position and stabilize our performance, and actually improve performance.  Then you look at that sector for the next two or three quarters, you’re going to see a negative variance versus the comparable quarter of the previous year because we did lose a business, which is going to manifest itself during the years.  But then, after that, after the middle of next year, you should see that business stabilize.

P. Birbara                               That’s all I have.

S. Ghasemi                             But I do like to say that that business continues to be a profitable business and we are already posting the result, that business is going to continue to generate 15%, 16%, 17% EBITDA for us.  So our custom synthesis business is not comparable to some other foreign chemical businesses that people are not making any money at.  We fully expect that business to stay profitable.

P. Birbara                               Thank you.

S. Ghasemi                             Thank you.

Moderator                              Thank you.  We have no further questions.  Please continue.

S. Ghasemi                             Thank you very much, everyone.  We do appreciate your interest in our company, again, and we look forward to talking to you in three months.  Thank you, again.

Moderator                                                                                       Thank you.  Ladies and gentlemen, this conference will be available for replay after 3:00 p.m. today through midnight, Wednesday, November 24th.  You may access the AT&T Executive Playback Service at any time by dialing 1-800-475-6701, and entering the access code 755344.  International callers, dial 320-365-3844, using the same access code, 755344.

That does conclude our conference for today.  Thank you for your participation, and for using AT&T Executive TeleConference.

Third Quarter Results

ROCKWOOD SPECIALTIES GROUP, INC.

November 2004

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Rockwood Third Quarter Results

(Actual)

ROCKWOOD
SPECIALTIES GROUP, INC.

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Third Quarter Results

[LOGO]

November 2004

Forward Looking Statements

•                  This conference call may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Specialties Group, Inc. and its subsidiaries (“Rockwood”). Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will berealized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood or the four businesses of Dynamit Nobel that Rockwood has acquired. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in our 2003 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

[LOGO]

11/22/2004

Where to Find Materials/Archives

•                  A replay of the conference call will be available through November 24, 2004 at (800) 475-6701 in the U.S., access code: 755344, and internationally at (320) 365-3844, access code: 755344. The webcast and the materials will also be archived on our website at www.rocksp.com or www.rockwoodspecialties.com and are accessible by clicking on “Company News.”

Agenda

•                  Actual Results

•                  Pro-forma Results

Rockwood Third Quarter Results

(Actual)

Summary

	Net Sales						Adjusted EBITDA (a)
@ Actual Rates	3rd Quarter			Year-to-Date			3rd Quarter			Year-to-Date
($ in Millions)	2003	2004	% Change	2003	2004	% Change	2003	2004	% Change	2003	2004	% Change

Historic Rockwood Businesses	$199.8	$253.5	26.9%	$592.7	$747.8	26.2%	$41.1	$50.4	22.6%	$118.5	$158.1	33.4%
% Sales							20.6%	19.9%		20.0%	21.1%

Acquired Businesses	—	280.1		—	280.1		—	53.7		—	53.7
% Sales								19.2%			19.2%

Corporate	—	—		—	—		(3.4)	(9.0)		(10.5)	(17.5)
% Sales							-1.7%	-1.7%		-1.8%	-1.7%

Total Rockwood	$199.8	$533.6	167.1%	$592.7	$1,027.9	73.4%	$37.7	$95.1	152.3%	$108.0	$194.3	79.9%
							18.9%	17.8%		18.2%	18.9%

Note: The acquisition of four businesses of Dynamit Nobel closed on July 31, 2004. Operating results on an actual GAAP basis include Dynamit Nobel’s operations only since the acquisition date.

(a)             A reconciliation of net income to Adjusted EBITDA is provided on page 9 and 10.

Third Quarter Results By Segment

@ Actual Rates	Net Sales			Adj. EBITDA (a)
($M)	Q3 2003	Q3 2004	Growth %	Q3 2003	Q3 2004	Growth %
Perf. Additives	$119.8	$158.3	32.1%	$28.9	$35.5	22.8%
Spec. Compounds	45.3	52.0	14.8%	6.2	7.3	17.7%
Electronics	34.7	43.2	24.5%	6.0	7.6	26.7%
Specialty Chemicals	—	116.6		—	21.1
Pigments	—	68.9		—	14.1
Advanced Ceramics	—	56.6		—	13.3
Custom Synthesis	—	38.0		—	5.2
Corporate	—	—		(3.4)	(9.0)	164.7%
Total Rockwood	$199.8	$533.6	167.1%	$37.7	$95.1	152.3%

Adj. EBITDA Margin				18.9%	17.8%

Note: The acquisition of four businesses of Dynamit Nobel closed on July 31, 2004. Operating results on an actual GAAP basis include Dynamit Nobel’s operations only since the acquisition date.

(a)             A reconciliation of net income to Adjusted EBITDA is provided on page 9.

YTD Results By Segment

@ Actual Rates	Net Sales			Adj. EBITDA (a)
($M)	YTD 2003	YTD 2004	Growth %	YTD 2003	YTD 2004	Growth %

Perf. Additives	$352.0	$470.5	33.7%	$81.9	$114.2	39.4%

Spec. Compounds	135.4	152.5	12.6%	18.7	22.3	19.3%

Electronics	105.3	124.8	18.5%	17.9	21.6	20.7%

Specialty Chemicals	—	116.6		0.0	21.1

Pigments	—	68.9		0.0	14.1

Advanced Ceramics	—	56.6		0.0	13.3

Custom Synthesis	—	38.0		0.0	5.2

Corporate	—	—		(10.5)	(17.5)	66.7%

Total Rockwood	$592.7	$1,027.9	73.4%	$108.0	$194.3	79.9%

Adj. EBITDA Margin				18.2%	18.9%

Note: The acquisition of four businesses of Dynamit Nobel closed on July 31, 2004. Operating results on an actual GAAP basis include Dynamit Nobel’s operations only since the acquisition date.

(a) A reconciliation of net income to Adjusted EBITDA is provided on page 10.

Rockwood Q3 Reconciliation of Net Income to Adjusted EBITDA

	Performance	Specialty		Specialty		Advanced	Custom	Corporate and
(millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Synthesis	Eliminations	Consolidated
Three months ended September 30, 2004
Net income (loss)	$13.5	$4.5	$0.6	$(1.8)	$6.0	$(4.6)	$(3.7)	$(64.5)	$(50.0)
Income tax provision (benefit)	6.4	1.5	(0.4)	(0.1)	(0.8)	(1.1)	(0.9)	(18.0)	(13.4)
Interest, net	6.8	(0.1)	1.3	2.7	1.1	0.8	2.0	30.5	45.1
Depreciation and amortization	7.6	1.4	5.2	6.3	3.5	3.8	4.2	0.2	32.2
Restructuring and related charges	0.2	—	—	(0.1)	—	—	—	—	0.1
Systems/organization establishment expenses	—	—	—	—	—	—	—	1.5	1.5
Cancelled acquisition and disposal costs	—	—	—	—	—	—	—	—	—
Inventory write-up reversal	0.5	—	—	12.7	4.3	14.4	2.8	—	34.7
Write-off of deferred debt issuance costs	—	—	—	—	—	—	—	1.8	1.8
Loss from disposed businesses	—	—	—	—	—	—	0.8	—	0.8
Foreign exchange loss (gain)	0.5	—	0.9	—	—	—	—	39.5	40.9
Other	—	—	—	1.4	—	—	—	—	1.4
Total Adjusted EBITDA	$35.5	$7.3	$7.6	$21.1	$14.1	$13.3	$5.2	$(9.0)	$95.1

Three months ended September 30, 2003
Net income (loss)	$0.5	$3.5	$(0.5)	$—	$—	$—	$—	$(26.5)	$(23.0)
Income tax provision (benefit)	4.0	1.3	(0.2)	—	—	—	—	(14.5)	(9.4)
Interest, net	7.5	(0.1)	1.6	—	—	—	—	10.7	19.7
Depreciation and amortization	6.6	1.4	4.4	—	—	—	—	0.5	12.9
Restructuring and related charges	0.1	0.1	0.0	—	—	—	—	—	0.2
Systems/organization establishment expenses	—	—	—	—	—	—	—	0.4	0.4
Cancelled acquisition and disposal costs	—	—	1.1	—	—	—	—	—	1.1
Write-off of deferred debt issuance costs	—	—	—	—	—	—	—	36.9	36.9
Foreign exchange loss (gain)	(0.2)	—	(0.4)	—	—	—	—	(0.5)	(1.1)
Intercompany dividend	10.4	—	—	—	—	—	—	(10.4)	—
Total Adjusted EBITDA	$28.9	$6.2	$6.0	$—	$—	$—	$—	$(3.4)	$37.7

Rockwood YTD Q3 Reconciliation of Net Income to Adjusted EBITDA

	Performance	Specialty		Specialty		Advanced	Custom	Corporate and
(millions)	Additives	Compounds	Electronics	Chemicals	Pigments	Ceramics	Synthesis	Eliminations	Consolidated
Nine months ended September 30, 2004
Net income (loss)	$45.3	$12.9	$2.2	$(1.8)	$6.0	$(4.6)	$(3.7)	$(80.5)	$(24.2)
Income tax provision (benefit)	25.8	5.6	0.8	(0.1)	(0.8)	(1.1)	(0.9)	(23.0)	6.3
Interest, net	21.4	(0.3)	4.1	2.7	1.1	0.8	2.0	42.4	74.2
Depreciation and amortization	21.8	4.1	15.5	6.3	3.5	3.8	4.2	1.2	60.4
Restructuring and related charges	0.2	—	—	(0.1)	—	—	—	—	0.1
Systems/organization establishment expenses	—	—	—	—	—	—	—	2.5	2.5
Cancelled acquisition and disposal costs	—	—	—	—	—	—	—	0.1	0.1
Write-off of deferred debt issuance costs	—	—	—	—	—	—	—	1.8	1.8
Stamp duty tax	—	—	—	—	—	—	—	4.0	4.0
Inventory write-up reversal	0.5	—	—	12.7	4.3	14.4	2.8	—	34.7
Loss from disposed businesses	—	—	—	—	—	—	0.8	—	0.8
Foreign exchange loss (gain)	(0.8)	—	(1.0)	—	—	—	—	34.0	32.2
Other	—	—	—	1.4	—	—	—	—	1.4
Total Adjusted EBITDA	$114.2	$22.3	$21.6	$21.1	$14.1	$13.3	$5.2	$(17.5)	$194.3

Nine months ended September 30, 2003
Net income (loss)	$17.3	$10.2	$2.1	$—	$—	$—	$—	$(63.6)	$(34.0)
Income tax provision (benefit)	11.8	4.4	0.9	—	—	—	—	(31.3)	(14.2)
Interest, net	22.7	(0.2)	4.9	—	—	—	—	35.5	62.9
Depreciation and amortization	19.4	3.8	12.8	—	—	—	—	1.6	37.6
Restructuring and related charges	0.4	0.5	0.4	—	—	—	—	—	1.3
Systems/organization establishment expenses	—	—	—	—	—	—	—	1.1	1.1
Cancelled acquisition and disposal costs	—	—	1.5	—	—	—	—	0.2	1.7
Write-off of deferred debt issuance costs	—	—	—	—	—	—	—	36.9	36.9
Business interruption and insurance recovery	—	—	(4.5)	—	—	—	—	—	(4.5)
Inventory write-up reversal	0.1	—	—	—	—	—	—	—	0.1
Foreign exchange loss (gain)	(0.2)	—	(0.2)	—	—	—	—	19.5	19.1
Intercompany dividend	10.4	—	—	—	—	—	—	(10.4)	—
Total Adjusted EBITDA	$81.9	$18.7	$17.9	$—	$—	$—	$—	$(10.5)	$108.0

Rockwood Third Quarter Results

(Pro-forma)

Note:

We believe the following supplemental pro-forma information is helpful in highlighting trends by segment and on a consolidated basis. The following supplemental pro-forma information is provided by informational purposes only and does not purport to be indicative of the results which would have actually been attained had the Dynamit Acquisition occurred as of the beginning of the period presented or that may be attained in the future. The supplemental pro-forma information has been prepared based upon currently available information and assumptions that we believe are reasonable. Such currently available information and assumptions may prove to be inaccurate over time.

Highlights: Pro-forma (a)

•                  Rockwood had a solid third quarter with sales and adjusted EBITDA above last year, 15.3% and 17.1% respectively, and in line with expectations:

	Net Sales						Adjusted EBITDA (b)
@ Actual Rates	3rd Quarter			Year-to-Date			3rd Quarter			Year-to-Date
($ in Millions)	2003	2004	% Change	2003	2004	% Change	2003	2004	% Change	2003	2004	% Change

Historic Rockwood Businesses	$199.8	$253.5	26.9%	$592.7	$747.8	26.2%	$41.1	$50.4	22.6%	$118.5	$158.1	33.4%
% Sales							20.6%	19.9%		20.0%	21.1%

Acquired Businesses	388.5	424.8	9.3%	1,188.5	1,310.3	10.2%	72.3	81.7	13.0%	236.1	248.8	5.4%
% Sales							18.6%	19.2%		19.9%	19.0%

Corporate							(8.4)	(9.1)	8.3%	(25.0)	(26.4)	5.6%
% Sales							-1.4%	-1.3%		-1.4%	-1.3%

Total Rockwood	$588.3	$678.3	15.3%	$1,781.2	$2,058.1	15.5%	$105.0	$123.0	17.1%	$329.6	$380.5	15.4%
						17.8%	18.1%		18.5%	18.5%

•                  On a currency adjusted basis, sales were up 9.3% in the quarter and 8.6% YTD.Adjusted EBITDA was up 11.4% in the quarter and 8.8% YTD.

(a)                                  As if the Dynamit Nobel acquisition had been completed at the beginning of each period presented.

(b)                                 A reconciliation of pro-forma net income to pro-forma Adjusted EBITDA is provided on page 17 and 18.

•                  We successfully completed the closing of the acquisition of four businesses of Dynamit Nobel.

•                  The combination of these four businesses with Rockwood Specialties Group, Inc. is ahead of plan

•                  The Troisdorf headquarters has been closed and over $11.7mm in annualized SG&A savings have been implemented already in 2004.

•                  Coordination of management reporting on track.

•                  Detailed business reviews and 2005 budget discussions are in progress.

•                  We completed the closing of the acquisition of the Pigments and Dispersions business of Johnson and Matthey in early September and full integration with our Iron Oxide Pigments business is underway.

•                  Several major events were completed/announced subsequent to the end of the third quarter:

•                  Rockwood entered into a definitive agreement to merge Rockwood’s Custom Synthesis business with Groupe Novasep to form a new stand alone company within Rockwood.

•                  Rockwood repaid the senior subordinated loan facility by completing the issuance of approximately $675M of senior subordinated notes which consisted of EUR 375 million aggregate principal amount of 7.625% senior subordinated notes and $200 million aggregate principal amount of 7.50% senior subordinated notes, both due in 2014.

Third Quarter Results By Segment : Pro-forma(a)

•  All segments, except Custom Synthesis, had strong revenue and Adjusted EBITDA growth in the third quarter;  adjusted EBITDA % Net Sales improved from 17.8% to 18.1% :

@ Actual Rates	Net Sales			Adj. EBITDA (b)
($M)	Q3 2003	Q3 2004	Growth%	Q3 2003	Q3 2004	Growth%

Perf. Additives	$119.8	$158.3	32.1%	$28.9	$35.5	22.8%

Spec. Compounds	45.3	52.0	14.8%	6.2	7.3	17.7%

Electronics	34.7	43.2	24.5%	6.0	7.6	26.7%

Specialty Chemicals	158.4	178.4	12.6%	27.1	33.1	22.1%

Pigments	96.3	102.3	6.2%	18.8	21.0	11.7%

Advanced Ceramics	71.7	86.6	20.8%	18.6	20.4	9.7%

Custom Synthesis	62.1	57.5	-7.4%	7.8	7.2	-7.7%

Corporate	—	—		(8.4)	(9.1)	8.3%

Total Rockwood	$588.3	$678.3	15.3%	$105.0	$123.0	17.1%

Adj. EBITDA Margin				17.8%	18.1%

(a)                                  As if the Dynamit Nobel acquisition had been completed at the beginning of each period presented.

(b)                                 A reconciliation of pro-forma net income to pro-forma Adjusted EBITDA is provided on page 17.

YTD Results By Segment : Pro-forma(a)

•  Performance YTD on pro-forma  basis has exceeded Prior Year:

@ Actual Rates	Net Sales			Adj. EBITDA (b)
($M)	YTD 2003	YTD 2004	Growth%	YTD 2003	YTD 2004	Growth%

Perf. Additives	$352.0	$470.5	33.7%	$81.9	$114.2	39.4%

Spec. Compounds	135.4	152.5	12.6%	18.7	22.3	19.3%

Electronics	105.3	124.8	18.5%	17.9	21.6	20.7%

Specialty Chemicals	487.3	555.1	13.9%	94.6	104.4	10.4%

Pigments	284.4	315.1	10.8%	55.3	61.3	10.8%

Advanced Ceramics	214.8	259.8	20.9%	50.0	59.0	18.0%

Custom Synthesis	202.0	180.3	-10.7%	36.2	24.1	-33.4%

Corporate	—	—		(25.0)	(26.4)	5.6%

Total Rockwood	$1,781.2	$2,058.1	15.5%	$329.6	$380.5	15.4%

EBITDA Margin				18.5%	18.5%

(a)                                  As if the Dynamit Nobel acquisition had been completed at the beginning of each period presented.

(b)                                 A reconciliation of pro-forma net income to pro-forma Adjusted EBITDA is provided on page 18.

Q3 Reconciliation of Net Income to Adjusted EBITDA : Pro-forma(a)

(millions)	Performance Additives	Specialty Compounds	Electronics	Specialty Chemicals	Pigments	Advanced Ceramics	Custom Synthesis	Corporate and Eliminations	Consolidated
Three months ended September 30, 2004
Net income (loss)	$13.5	$4.5	$0.5	$12.8	$8.5	$1.2	$(2.1)	$(69.7)	$(30.8)
Income tax provision (benefit)	6.4	1.5	(0.3)	(20.4)	0.6	(6.4)	(6.8)	(11.0)	(36.4)
Interest, net	6.8	(0.1)	1.3	3.6	1.6	1.2	2.5	29.7	46.6
Depreciation and amortization	7.6	1.4	5.2	10.2	5.9	6.3	8.1	0.3	45.0
Restructuring and related charges	0.2	—	—	—	—	—	—	—	0.2
Systems/organization establishment expenses	—	—	—	—	—	—	—	1.5	1.5
Cancelled acquisition and disposal costs	—	—	—	—	—	—	—	0.1	0.1
Inventory write-up reversal	0.5	—	—	19.2	4.8	20.3	4.2	—	49.0
Write-off of deferred debt issuance costs	—	—	—	—	—	—	—	1.8	1.8
Loss from disposed businesses	—	—	—	—	—	—	0.8	—	0.8
Foreign exchange loss (gain)	0.5	—	0.9	—	—	—	—	39.5	40.9
Other	—	—	—	7.7	(0.4)	(2.2)	0.5	(1.3)	4.3
Total Adjusted EBITDA	$35.5	$7.3	$7.6	$33.1	$21.0	$20.4	$7.2	$(9.1)	$123.0

Three months ended September 30, 2003
Net income (loss)	$0.5	$3.5	$(0.5)	$3.8	$14.2	$(3.3)	$(5.1)	$(52.4)	$(39.3)
Income tax provision (benefit)	4.0	1.3	(0.2)	(7.5)	(6.3)	(3.4)	1.6	(15.3)	(25.8)
Interest, net	7.5	(0.1)	1.6	3.2	0.6	0.2	1.3	34.3	48.6
Depreciation and amortization	6.6	1.4	4.4	9.7	5.1	5.6	5.7	0.6	39.1
Restructuring and related charges	0.1	0.1	—	0.1	—	—	0.3	—	0.6
Systems/organization establishment expenses	—	—	—	—	—	—	—	0.4	0.4
Cancelled acquisition and disposal costs	—	—	1.1	—	—	—	—	—	1.1
Inventory write-up reversal	—	—	—	16.4	5.2	17.1	4.0	—	42.7
Write-off of deferred debt issuance costs	—	—	—	—	—	—	—	36.9	36.9
Foreign exchange loss (gain)	(0.2)	—	(0.4)	—	—	—	—	(0.5)	(1.1)
Other	—	—	—	1.4	—	2.4	—	(2.0)	1.8
Intercompany dividend	10.4	—	—	—	—	—	—	(10.4)	—
Total Adjusted EBITDA	$28.9	$6.2	$6.0	$27.1	$18.8	$18.6	$7.8	$(8.4)	$105.0

(a)                                  As if the Dynamit Nobel acquisition had been completed at the beginning of each period presented.

YTD Reconciliation of Net Income to Adjusted EBITDA : Pro-forma(a)

(millions)	Performance Additives	Specialty Compounds	Electronics	Specialty Chemicals	Pigments	Advanced Ceramics	Custom Synthesis	Corporate and Eliminations	Consolidated
Nine months ended September 30, 2004
Net income (loss)	$45.3	$12.9	$2.2	$33.1	$27.4	$22.3	$(3.7)	$(131.8)	$7.7
Income tax provision (benefit)	25.8	5.6	0.8	1.7	7.7	(0.9)	(6.2)	(42.7)	(8.2)
Interest, net	21.4	(0.3)	4.1	11.9	3.4	2.1	5.4	103.1	151.1
Depreciation and amortization	21.8	4.1	15.5	30.3	17.9	19.0	21.7	1.4	131.7
Restructuring and related charges	0.2	—	—	—	—	0.1	0.3	—	0.6
Systems/organization establishment expenses	—	—	—	—	—	—	—	2.5	2.5
Cancelled acquisition and disposal costs	—	—	—	—	—	—	—	0.1	0.1
Write-off of deferred debt issuance costs	—	—	—	—	—	—	—	1.8	1.8
Stamp duty tax	—	—	—	—	—	—	—	4.0	4.0
Inventory write-up reversal	0.5	—	—	20.8	5.3	18.6	5.3	—	50.5
Loss from disposed businesses	—	—	—	—	—	—	0.8	—	0.8
Foreign exchange loss (gain)	(0.8)	—	(1.0)	—	—	—	—	34.2	32.4
Other	—	—	—	6.6	(0.4)	(2.2)	0.5	1.0	5.5
Total Adjusted EBITDA	$114.2	$22.3	$21.6	$104.4	$61.3	$59.0	$24.1	$(26.4)	$380.5

Nine months ended September 30, 2003
Net income (loss)	$17.3	$10.2	$2.1	$34.5	$32.8	$11.8	$(19.8)	$(122.2)	$(33.3)
Income tax provision (benefit)	11.8	4.4	0.9	4.8	1.0	0.8	28.7	(62.5)	(10.1)
Interest, net	22.7	(0.2)	4.9	11.3	1.9	0.8	3.9	109.9	155.2
Depreciation and amortization	19.4	3.8	12.8	29.2	15.3	16.6	16.9	1.8	115.8
Restructuring and related charges	0.4	0.5	0.3	0.1	—	1.8	0.6	—	3.7
Systems/organization establishment expenses	—	—	—	—	—	—	—	1.1	1.1
Cancelled acquisition and disposal costs	—	—	1.6	—	—	—	—	0.2	1.8
Write-off of deferred debt issuance costs	—	—	—	—	—	—	—	36.9	36.9
Business interruption and insurance recovery	—	—	(4.5)	—	—	—	—	—	(4.5)
Inventory write-up reversal	0.1	—	—	18.3	4.3	12.7	5.9	—	41.3
Foreign exchange loss (gain)	(0.2)	—	(0.2)	—	—	—	—	19.5	19.1
Loss from disposed businesses	—	—	—	—	—	(0.8)	—	—	(0.8)
Earnings from discontinued operations	—	—	—	(4.0)	—	—	—	2.6	(1.4)
Other	—	—	—	0.4	—	6.3	—	(1.9)	4.8
Intercompany dividend	10.4	—	—	—	—	—	—	(10.4)	—
Total Adjusted EBITDA	$81.9	$18.7	$17.9	$94.6	$55.3	$50.0	$36.2	$(25.0)	$329.6

(a)                                  As if the Dynamit Nobel acquisition had been completed at the beginning of each period presented.

Net Debt

	Historic Rockwood						Post Acquisition
@ Actual Rates ($M)	Year Ending 12/31/2003	Leverage		LTM 6/30/2004	Leverage		LTM 9/30/2004		Leverage		LTM 9/30/2004 Pro-forma (c)		Leverage

Adjusted EBITDA (a)	$149.5			$178.4			$512.5				$512.5

Cash	(42.7)	(0.29	)x	(68.3)	(0.38	)x	(181.9	)(b)	(0.35	)x	(98.2	)(d)	(0.19	)x

Revolver	—			—			—				—

Term Loans	458.0	3.06	x	447.6	2.51	x	1,469.0	(b)(c)	2.87	x	1,695.0	(e)	3.31	x

Assumed Debt	—			—			180.1	(b)	0.35	x	180.1		0.35	x

Net Sr. Debt	$415.3	2.78	x	$379.3	2.13	x	$1,467.2		2.86	x	$1,776.9		3.47	x

Sr. Sub. Term Loan	—			—			870.5	(b)	1.70	x	—

Sr. Sub.Notes 2011	375.0	2.51	x	375.0	2.10	x	375.0	(b)	0.73	x	375.0		0.73	x

Sr. Sub.Notes 2014	—			—			—				660.0	(e)	1.29	x

Net Debt	$790.3	5.29	x	$754.3	4.23	x	$2,712.7		5.29	x	$2,811.9		5.49	x

(a)                                  A reconciliation of pro-forma net income to pro-forma Adjusted EBITDA is provided on page 20.

(b)                                 Actual Cash and Debt as reported on the balance sheet as of September 30, 2004.

(c)                                  Pro-forma excludes financing related to the acquisition of Pigments and Dispersion business of Johnson Matthey. Also excludes $12M pro-forma synergy related to closing Troisdorf office. Including synergy, pro-forma leverage ratio is 5.36.

(d)                                 Pro-forma cash recognizes remaining disbursements related to the DN acquisition and the subsequent refinancing.

(e)                                  The Sr. Subordinated Term Loan was refinanced in two steps. On October 8, 2004, Rockwood increased its borrowings under the term loans by about $225M to pay portions of the Sr. subordinated Term Loan plus accrued interest and related expenses. On November 10, 2004, Rockwood refinanced the balance of the Sr. Subordinated Term Loan with the proceeds of the issuance of approximately $675M Sr. Subordinated Notes as previously discussed.

Consolidated Reconciliation of Pro-forma Net Income to Pro-forma Adjusted EBITDA

	Twelve months ended
(millions)	Dec-03	Jun-04	Sep-04

Net loss	$(72.0)	$(35.1)	$(34.7)
Income tax provision (benefit)	(9.5)	14.8	16.1
Interest, net	85.8	71.8	199.5
Depreciation and amortization	52.4	55.8	212.9
Goodwill impairment charges	35.1	35.1	35.1
Restructuring and related charges	1.9	0.9	13.4
Inventory write-up reversal	0.1	—	9.3

Systems/organization establishment expenses	1.6	1.9	3.0
Acquisition and disposal costs	1.9	1.4	4.8
Business interruption and insurance recovery	(4.5)	—	—
Refinancing costs	38.3	38.3	3.2
Stamp duty tax	—	4.0	4.0
Foreign exchange loss (gain)	18.5	(10.4)	28.7
Loss (gain) from disposed businesses	—	—	1.6
Non recurring and / or unusual charges	—	—	12.5
Other	—	—	3.2

Total Pro-Forma Adjusted EBITDA	$149.5	$178.4	$512.5

Summary